THE CHARLES SCHWAB FAMILY OF FUNDS

Schedule B

Dated December 11, 2015

Fund	Class of Shares	Sweep Administration Fee under Section 2.2
Schwab Money Market Fund	Sweep Shares	An annual fee, payable monthly, of fifteen one-hundredths of one percent (0.15%) of the Fund’s average daily net assets

Schwab AMT Tax-Free Money Fund	Sweep Shares	An annual fee, payable monthly, of ten one-hundredths of one percent (0.10%) of the Fund’s average daily net assets

Schwab Massachusetts Municipal Money Fund	Sweep Shares	An annual fee, payable monthly, of ten one-hundredths of one percent (0.10%) of the Fund’s average daily net assets

Schwab Pennsylvania Municipal Money Fund	Sweep Shares	An annual fee, payable monthly, of ten one-hundredths of one percent (0.10%) of the Fund’s average daily net assets

Schwab New Jersey Municipal Money Fund	Sweep Shares	An annual fee, payable monthly, of ten one-hundredths of one percent (0.10%) of the Fund’s average daily net assets

Schwab Cash Reserves	Sweep Shares	An annual fee, payable monthly, of fifteen one-hundredths of one percent (0.15%) of the Fund’s average daily net assets

Schwab Advisor Cash Reserves	Sweep Shares	An annual fee, payable monthly, of fifteen one-hundredths of one percent (0.15%) of the Fund’s average daily net assets

	Premier Sweep Shares	An annual fee, payable monthly, of fifteen one-hundredths of one percent (0.15%) of the Fund’s average daily net assets

Schwab Government Money Fund	Sweep Shares	An annual fee, payable monthly, of fifteen one-hundredths of one percent (0.15%) of the Fund’s average daily net assets

Schwab U.S. Treasury Money Fund	Sweep Shares	An annual fee, payable monthly, of fifteen one-hundredths of one percent (0.15%) of the Fund’s average daily net assets

Schwab Municipal Money Fund	Sweep Shares	An annual fee, payable monthly, of ten one-hundredths of one percent (0.10%) of the Fund’s average daily net assets

Schwab California Municipal Money Fund	Sweep Shares	An annual fee, payable monthly, of ten one-hundredths of one percent (0.10%) of the Fund’s average daily net assets

Schwab New York Municipal Money Fund	Sweep Shares	An annual fee, payable monthly, of ten one-hundredths of one percent (0.10%) of the Fund’s average daily net assets

Schwab Treasury Obligations Money Fund	Sweep Shares	An annual fee, payable monthly, of ten one-hundredths of one percent (0.15%) of the Fund’s average daily net assets